Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

AKAMAI TECHNOLOGIES LTD. — Incorporated in the United Kingdom

AKAMAI TECHNOLOGIES GMBH — Incorporated in Germany

AKAMAI TECHNOLOGIES SARL — Incorporated in France

AKAMAI TECHNOLOGIES NETHERLANDS BV — Incorporated in the Netherlands

AKAMAI INTERNATIONAL BV — Incorporated in the Netherlands

AKAMAI TECHNOLOGIES SECURITIES CORPORATION — Incorporated in Massachusetts

K STREAMING LLC — Organized in Delaware

AKAMAI SALES LLC — Organized in Delaware

AKAMAI JAPAN K.K. — Incorporated in Japan

AKAMAI TECHNOLOGIES INDIA PRIVATE LTD. — Incorporated in India

AKAMAI TECHNOLOGIES SPAIN SL — Incorporated in Spain

AKAMAI TECHNOLOGIES SINGAPORE PVT. LTD. — Incorporated in Singapore

AJ TECHNOLOGIES LTD — Incorporated in the Cayman Islands

AKAMAI (BEIJING) TECHNOLOGIES, CO. LTD. — Incorporated in the People’s Republic of China

AKAMAI TECHNOLOGIES AB — Incorporated in Sweden

AKAMAI TECHNOLOGIES SOLUTIONS (INDIA) PRIVATE LTD. — Incorporated in India

AKAMAI TECHNOLOGIES YUHAN HOESA — Incorporated in South Korea

AKAMAI TECHNOLOGIES S.R.I. — Incorporated in Italy

AKAMAI TECHNOLOGIES INTERNATIONAL AG — Incorporated in Switzerland